October 17, 2007

Mr. Nico Pronk
President
Noble International Investments, Inc.
6501 Congress Avenue
Boca Raton, Florida 33487

Re:           Amendment to Warrant Solicitation Agreement.

Dear Nico:

This letter agreement shall amend and replace Section 3d of the Warrant Solicitation Agreement (“Agreement”) executed by and between Pipex Pharmaceuticals, Inc. (“Company”) and Noble International Investments, Inc. (“Noble”) on October 9, 2007.

Section 3.d.                                At the end of the Warrant Solicitation Period, or upon full exercise of all outstanding Warrants, whichever occurs sooner, Noble shall have the right to purchase, for $.0001 each Warrant (the “Noble Warrants”) to purchase common stock, equal to 10.0% of the number of shares issued from Warrants exercised during the Warrant Solicitation Period. The Noble Warrants will have a term of five years from the date of issuance, will contain customary anti-dilution provisions, piggy back registration rights, and will be exercisable at a purchase price of $6.36 per share (based on trailing 20 days average closing price).  The Company may, at its option, call the Noble Warrants if the average daily trading price of the Company’s common stock exceeds, for at least 20 of 30 consecutive trading days, a price per share that is equal to or greater than 250% of the Warrant’s exercise price of $6.36 per share, and there is an effective registration statement registering the shares of the Company’s common stock underlying the Noble Warrant. Noble will have the right at any time during the five year term of the Warrants to exercise the Warrants at its option on a “cashless” basis, only if the Company fails to maintain an effective registration statement registering the shares of the Company’s common stock underlying the Noble Warrant.

If the following reflects your understanding, please indicate by signing below.

Best regards,

/s/ Steve H. Kanzer
Steve H. Kanzer
Chairman & Chief Executive Officer
Agreed to and Accepted by:

Noble International Investments, Inc.

By: /s/ Nico Pronk
Nico Pronk
President